Exhibit 99.1

Bellerophon Announces 1-for-15 Reverse Stock Split

WARREN, N.J., Feb. 7, 2020 (GLOBE NEWSWIRE) - Bellerophon Therapeutics, Inc. (Nasdaq: BLPH) (“Bellerophon” or the “Company”), a clinical-stage biotherapeutics company, today announced the filing of a certificate of amendment to its amended and restated certificate of incorporation with the Secretary of the State of Delaware to effect a 1-for-15 reverse stock split of shares of the Company’s common stock, par value $0.01 per share. Such amendment and ratio were previously approved by Bellerophon’s stockholders and board of directors, respectively. The reverse stock split is intended to enable the Company to regain full compliance with the Nasdaq Capital Market listing rules. The reverse stock split does not have any impact on the voting and other rights of stockholders and will have no impact on Bellerophon’s business operations.

The reverse stock split is scheduled to take effect after the market closes on February 7, 2020 (the "Effective Time"). Shares of the Company’s common stock are expected to begin trading on a split-adjusted basis on February 10, 2020. As a result of the reverse stock split, every fifteen (15) shares of the Company’s pre-reverse split common stock will be combined and reclassified into one (1) share of common stock. Trading in the common stock will continue on the Nasdaq Capital Market under the ticker symbol, "BLPH," but the security will be assigned a new CUSIP number (CUSIP No. 078771300).

No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise hold a fractional share of Bellerophon’s common stock will receive payment in cash in lieu of any such resulting fractional shares of common stock, as the post-reverse split amounts of common stock will be rounded down to the nearest full share. Such cash payment in lieu of a fractional share of common stock will be calculated by multiplying such fractional interest in one share of common stock by the closing trading price of the Company’s common stock on the trading day immediately preceding the effective date of the reverse stock split, and rounded to the nearest cent.

Stockholders of record will be receiving information from the Company’s transfer agent, Computershare Trust Company, N.A., regarding their share ownership following the reverse stock split and any payments in cash in lieu of fractional shares, if applicable.

About Bellerophon

Bellerophon Therapeutics is a clinical-stage biotherapeutics company focused on developing innovative therapies that address significant unmet medical needs in the treatment of cardiopulmonary diseases. The Company is currently developing multiple product candidates under its INOpulse® program, a proprietary pulsatile nitric oxide delivery system. For more information, please visit www.bellerophon.com.

Forward-looking Statements

Any statements in this press release about Bellerophon’s future expectations, plans and prospects, including statements about the clinical development of its product candidates, regulatory actions with respect to the Company’s clinical trials and expectations regarding the sufficiency of the Company’s cash balance to fund clinical trials, operating expenses and capital expenditures, and other statements containing the words “anticipate,” “believe,” “continue,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary or interim results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials, expectations for regulatory approvals, the FDA’s substantial discretion in the approval process, availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements included in this press release represent Bellerophon’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.

Contacts

At Bellerophon:	At LifeSci Advisors:
Fabian Tenenbaum, Chief Executive Office	Brian Ritchie
(908) 574-4767	(212) 915-2578
britchie@lifesciadvisors.com